                                                                    EXHIBIT 99.4


                              AMENDED AND RESTATED
                                OPTION AGREEMENT

     THIS AMENDED AND RESTATED OPTION AGREEMENT is made and entered into as of October 12, 1993, by and between Ergo Science Incorporated, a Delaware corporation (the "Company") and Albert H. Meier, Ph.D, an individual residing in the State of Louisiana (the "Consultant"), and amends and restates that certain Option Agreement, dated as of September 10, 1992, by and between the Company and the Consultant.

                              PRELIMINARY STATEMENT

     A. The Company has entered into that certain Consulting Agreement with Consultant dated June 22, 1992 (the "Consulting Agreement");

     B. The Company and the Consultant have entered into the Noncompetition Agreement, dated as of September 10, 1992, by and between the Company and Consultant (the "Noncompetition Agreement"), and, pursuant to the Noncompetition Agreement, the Company has granted to the Consultant an option to purchase 3,000 shares of the common stock, $.01 par value per share, of the Company (the "Common Stock");

     C. Certain investors desire to purchase Series B Convertible Preferred Stock of the Company pursuant to that certain Securities Purchase Agreement for Series B Convertible Preferred Stock, dated as of date hereof; and

     D. The Consultant desires to amend and restate his option agreement as herein set forth.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and' the mutual covenants contained herein and in the Noncompetition Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, the Company and the Consultant hereby agree as follows:

     1. GRANT OF OPTIONS. Subject to the terms and conditions Set in this Agreement, as additional consideration for the Covenants and services of the Consultant under the Consulting Agreement and the Noncompetition Agreement, the Company hereby grants to the Consultant an option (the "Option") to purchase from the Company during the period beginning on the date of this Agreement and ending December 31, 2002, 3,000 shares of the Common Stock of the Company at a price of $20 per share, subject to adjustment as provided in Section 7 below.

     2. EXERCISE OF OPTION. The Option may be exercised in whole or in part, from time to time, in accordance with Section l above, by written notice to the Company at its principal executive office, which notice shall: (i) specify the number of shares to be purchased and the purchase price to be paid therefor; and (ii) be accompanied by payment in full of the purchase price in cash, by a certified or cashier's check to the order of the Company, or, with the consent of the Board of Directors of the company (the "Board"), with shares of the Company owned by the consultant (at a value agreed to by the Consultant and the Company), including a multiple series of exchanges of Common Stock acquired upon exercise of this Option.

     3. RESTRICTIONS ON TRANSFER OF OPTION. This Option shall not be transferable except by will or by the laws of descent and distribution. During the Consultant's lifetime this Option may be exercised only by him (or his legal representatives in the event of his disability). No assignment or transfer of the option, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by will or by the laws of descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in this Option. In the event of the Consultant's death, this Option may be exercised by the legal representatives of the Consultant' s estate or by any person who shall receive an interest in the Option by will or by the laws of descent and distribution. References to the Consultant in this Agreement shall include any person who shall receive an interest in the Option by will or by the laws of descent and distribution. To the extent that any provision of this Section 3 is inconsistent with the transfer restrictions set forth in the Stockholder Rights Agreement dated August 5, 1992 (the "Stock-holder Rights Agreement"), the restrictions set forth in this Agreement shall be controlling.

     4. SECURITIES ACT RESTRICTIONS. The Consultant agrees that the shares of Common Stock acquired upon exercise of this Option shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering hereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or other applicable securities laws. If the Board so determines, any stock certificates issued upon exercise of this Option shall bear a legend to the effect that the shares have been so acquired. Except as provided in Section 8 below, the Company may, but in no event shall be required to, bear any expenses of complying with the Securities Act, other applicable securities laws, or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Option or any shares of Common Stock acquired upon the exercise thereof. The foregoing restrictions on the transfer of the shares of Common Stock shall be inoperative if (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Securities Act or other applicable securities laws, or (b) the shares shall have been duly registered in compliance with the Securities Act and other applicable securities laws including registration in accordance with Section 8 below. To the extent that any provision of this
Section 4 is inconsistent with the transfer restrictions set forth in the Stockholder Rights Agreement, the restrictions set forth in the Stockholder Rights Agreement shall be controlling upon execution thereof by Consultant.

     5. CONSULTANT NOT A STOCKHOLDER. The Consultant shall not be deemed a stockholder of the Company with respect to any of the shares subject to this Option, except to the extent that such shares shall have been purchased and transferred to him. The Company shall not be required to issue or transfer any certificates for shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and, if such shares have been registered pursuant to Section 4 above, such shares shall have been duly listed on any securities exchange on which the Common Stock may then be listed.

     6. NO GUARANTEE OF RETENTION. The Option shall not confer on the Consultant any right to continue in the service of the Company or affect the Company's right to terminate his service in accordance with the other terms of the Noncompetition Agreement and nothing contained herein shall be deemed a waiver or modification of any provision contained in the other Sections of this Agreement or in any agreement between the Consultant and the Company. The Option shall not affect the right of the Company to reclassify, recapitalize, or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up, or otherwise reorganize.

     7. STOCK SP1ITS, DIVIDENDS, MERGERS, ETC. In the event a Stock Reclassification Transaction (as hereafter defined) occurs after the date hereof but before the Option is exercised for all of the shares of Common Stock that are subject to the Option, then (and in the case of each such Stock Reclassification Transaction), upon the proper exercise of the Option at any time after the performance of the Stock Reclassification Transaction, the Consultant shall be entitled to receive, in lieu of the Common Stock transferable upon exercise of the Option before the Stock Reclassification Transaction, the number of shares of Common Stock and/or the amount of cash, securities, or other property to which the Consultant would have been entitled as a stockholder of the Company upon occurrence of the Stock Reclassification Transaction if the Consultant had exercised the Option immediately before the Stock Reclassification Transaction. For purposes of this Agreement, a "Stock Reclassification Transaction" means any one or more transactions in which the Company shall at any time (a) consolidate with or merge into any other person or entity and is not the continuing or surviving corporation of that consolidation or merger, (b) permit any other person or entity to consolidate with or merge into the Company with the Company being the continuing or surviving corporation and, in connection with that consolidation or merger, Common Stock of the Company is changed into or exchanged for cash, stock, or other securities or any other property, (c) transfer all or substantially all of its properties and assets to any other person or entity, (d) effect a capital reorganization or reclassification of Common Stock of the Company, (e) pay or make a dividend or other distribution on any class or series of capital stock of the Company in shares of Common Stock, (f) subdivide (by means of a stock split or otherwise) its outstanding shares of Common Stock into a larger number of shares, or (g) combine (by means of a reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares.

     8. REGISTRATION OF SHARES AND PAYMENT OF TAXES. The Consultant and the Company acknowledge that the Consultant may become liable for the payment of federal, state, and local income or other taxes during each tax year in which the Option or any portion thereof is exercised. The Board may (but only if the Consultant is an employee of the Company or its subsidiaries), in its discretion, require the Consultant to pay to the Company at the time of the exercise of all or any portion of the Option the amount that the Board deems necessary to satisfy the Company's current or future obligation to withhold federal, state, or local income or other taxes that the Consultant incurs by exercising the Option. Upon exercise of the Option, the Company shall assist the Consultant in paying on or before the date such tax payments are due and payable to the taxing authority, an amount that is sufficient to pay all federal, state, and local income taxes imposed with respect to the securities received upon exercise of the Option and any related disposition of such securities contemplated by this Section (the "Tax Liability") by facilitating a sale of the securities in accordance with Section 8(a) below or by arranging for the repurchase of a portion of the Restricted Securities in accordance with Section 8(b) below. The amount of such Tax Liability shall be conclusively determined by the Company's independent certified public accountants based on the estimated federal, state, and local income taxes that Consultant will incur by reason of the exercise of the Option. The Consultant agrees to provide the Company and its independent accountants all information that they may request to calculate such Tax Liability. The Consultant shall be deemed to have incurred a Tax Liability on the date of the exercise of the Option that gives rise to the Tax Liability.

          (a) In the event that at the time that the Consultant incurs a Tax Liability, (i) the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended(the "Exchange Act"), by reason of a publicly traded class of securities, (ii) the securities received upon exercise of the Option are the same as the class of securities that are publicly traded, and (iii) any or all of the securities acquired by the Consultant upon exercise of the Option are Registrable Securities (as hereinafter defined), then the Company agrees that, upon the written request of the Consultant specifying the Registrable Securities to be transferred and the intended method of disposition of such securities (the "Request for Registration"), it will file within 90 days of such notice a registration statement on form S-8 (or any similar form permitting the public sale contemplated by the Request for Registration) and using commercially reasonable efforts to keep such registration statement effective for a period ending on the earlier of the date 12 months following the date on which such registration statement is declared effective and the date on which the distribution of securities thereunder is completed. Notwithstanding the foregoing, the Company shall not have any obligation under this Section 8(a) to register Registrable Securities received upon exercise of the Option (i) to the extent that the Company receives the Request for Registration after the second anniversary date of the initial public offering of the Common Stock of the Company that is registered under the Securities Act ("Initial Public Offering"), (ii) to the extent that the Company receives the Request for Registration after the Company has filed two such registration statements under this Section 8(a) that have been declared effective, or (iii) to the extent that any portion of the Registrable Securities held by Consultant can be sold or distributed pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act. For purposes of this Agreement, "Registrable Securities" shall mean any securities received upon exercise of the Option, provided that such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (C) such securities shall have ceased to be outstanding.

          (b) In the event that at the time that the Consultant incurs a Tax Liability, (A) the conditions described in clauses (i), (ii), and (iii) of
     Section 8(a) above are not satisfied and (B) the Company has received approval to market its treatment methods for one or more indications from the United States Food and Drug Administration, the Company agrees that, upon the written request (the "Repurchase Request") of the Consultant specifying the securities to be repurchased, it will (provided that the Company reasonably believes that it has adequate liquid resources available and that the repurchase will not violate the terms of the Company's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or the related Securities Purchase Agreements) repurchase securities received upon exercise of the Option to the extent necessary to provide the Consultant with funds sufficient to pay the Tax Liability in a single repurchase transaction on the Repurchase Date (as hereinafter defined) and at the Repurchase Price (as hereinafter defined) determined on the Valuation Date (as hereinafter defined) for such Repurchase Request. At the closing, the Company shall pay the Repurchase Price in cash to the Consultant, and the Consultant shall deliver to the Company the certificate(s) representing the offered securities, properly endorsed for transfer. In connection with any sale, the Consultant shall represent and warrant that upon payment for the securities, the purchasing party or parties will acquire good title, free of any liens or claims of third parties. The Company may assign its repurchase right (but not its obligation) in whole or in part to any person without the consent of the Consultant.

               (i) For purposes of this Agreement, "Repurchase Date" with respect to any Repurchase Request shall mean the date 90 days after the date of the Repurchase Request, provided, however, that, in the event that the Repurchase Price for the securities is determined by one or more Independent Financial Experts, the "Repurchase Date" shall mean the date that is 60 days from the date of the completion of the determination of the Repurchase Price.

               (ii) For purposes of this Agreement, the "Repurchase Price" shall mean the fair market value of the securities as of the Valuation Date. The Repurchase Price shall be the value agreed to by the Company and the Consultant within 30 days after the Company's notice of the Repurchase Request. If the Company and the Consultant cannot agree on the Repurchase Price within such period, then the Repurchase Price shall be determined by an Independent Financial Expert selected by the Company who shall be engaged by the Company and report directly to the Company; provided, however, that if the Consultant shall object to such determination within 10 days after being notified thereof by the Company, the Consultant shall within such 10-day period select an Independent Financial Expert to determine the fair market value of such securities on behalf of the Consultant. In the event that the Independent Financial Experts selected by the Company and the Consultant cannot agree on the fair market value of such securities, then the two Independent Financial Experts shall mutually select a third Independent Financial Expert to determine the fair market value of such securities, and the value selected by such third firm (which shall in all events be one of the values selected by the two Independent Financial Experts and not a third value) shall be binding on all of the parties hereto. Each such Independent

          Financial Expert may use any customary method of determining fair market value. The cost of the Independent Financial Expert selected by the Company shall be paid by the Company, the cost of the Independent Financial Expert, if any, selected by the Consultant shall be paid entirely by the Consultant and the cost of the Independent Financial Expert, if any, mutually selected by the two Independent Financial Experts appointed by each of the Company and the Consultant shall be paid one-half by the Company and one-half by the Consultant. For purposes of this Agreement, "Independent Financial Expert" means any reputable investment bank, accounting firm, or appraiser which (A) is experienced in making determinations such as the Repurchase Price, (B) does not (and whose directors, officers, employees, affiliates, and stockholders do not) have a material direct or indirect financial interest in the Company or any of its affiliates, (C) has not been, and at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees, affiliates, or stockholders is) a promoter, director, or officer of the Company or any of its affiliates, and (D) does not provide any advice or opinions to the Company except as an Independent Financial Expert. The Independent Financial Expert may be compensated by the Company for opinions or services it provides as an Independent Financial Expert.

               (iii) For purposes of this Agreement, "Valuation Date" for the Repurchase Request shall mean the last day of the calendar month preceding the month during which the Company receives the Repurchase Request.

     9. CONVERSION OR EXCHANGE OF OPTION SECURITIES. In the event of an Initial Public Offering by the Company of common stock that is of a class that is different from the class of common stock received by the Consultant upon exercise of the Option, (a) the Consultant shall have the option to exchange the stock received upon exercise of the Option (the "Option Shares") for shares of common stock that are of the class that is publicly traded (the "Publicly Traded Shares") and (b) the Company shall have the option to cause the Consultant to exchange the Option Shares for Publicly Traded Shares. In each case, the Consultant shall receive a number of Publicly Traded Shares in exchange for the Option Shares that will preserve the Consultant's fully diluted ownership percentage in the proceeds of liquidation of the Company. Notwithstanding the foregoing, the Consultant shall not be required to exchange the Option Shares at the election of the Company if (i) the Publicly Traded Shares have rights and preferences other than voting rights that are not substantially the same as the rights and preferences of the Option Shares and (ii) the exchange will result in the immediate recognition by the Consultant of taxable gain on the exchanged shares for federal income tax purposes, PROVIDED, HOWEVER, if the Consultant elects under the preceding sentence not to exchange his Option Shares for Publicly Traded Shares after the Company has exercised its option, the Company shall have no further obligations to the Consultant under Section 8 above.

     10. GOVERNING LAW. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Delaware.

     11. BINDING AGREEMENT; ASSIGNMENT. This Agreement and all provisions contained herein shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors, and assigns; provided, however, that neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

     12. CAPTIONS. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

     13. NOTICES. Any notice required by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the person concerned at the address indicated below or to such changed address as such person may subsequently give such notice of:

         If to the Company:   Ergo Science Incorporated
                              Charlestown Navy Yard
                              100 First Avenue, Fourth Floor
                              Charlestown, Mass. 02129
                              Attn: Manuel Cincotta, Jr.,
                                    Chief Executive Officer

         If to Consultant:    Albert H. Meier, Ph.D
                              6165 Chandler
                              Baton Rouge, Louisiana 70803

     A party may change its or his address by giving written notice to the other party hereto, which notice shall be effective upon actual receipt.

     14. INVALID PROVISIONS. It any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term, including renewals, of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     15. AMENDMENTS. This Agreement may be amended at any time and from time to time in whole or in part by an instrument in writing setting forth the particulars of such amendment duly executed by both the Company and the Consultant.

     16. ENTIRE AGREEMENT. This Agreement, together with the Consulting Agreement and the Noncompetition Agreement, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, if any, relating to the subject matter hereof.

     17. NUMBER AND GENDER. Whenever herein the singular number is used, the same shall include the plural where appropriate, and the words of any gender shall include each other gender where appropriate.

     18. WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     19. COUNTERPARTS. This Agreement has been executed an two or more identical counterparts, each of which for all purposes is to be deemed, an original, and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       ERGO SCIENCE INCORPORATED


                                       By /S/ MANUEL CINCOTTA, JR.
                                          -------------------------------------
                                          Manuel Cincotta, Jr., President


                                          /S/ ALBERT H. MEIER
                                          -------------------------------------
                                          Albert H. Meier, Ph.D

                               FIRST AMENDMENT TO
                      AMENDED AND RESTATED OPTION AGREEMENT


     THIS FIRST AMENDMENT (this "Amendment") to the Amended and Restated Option Agreement dated as of October 12, 1993 (the "Option Agreement"), by and between Ergo Science Incorporated, a Delaware corporation (the "Company"), and Albert H. Meier Ph.D. (the "Consultant") is entered into as of April 27, 1995, by and among the Company, Ergo Science Holdings, Incorporated, a Delaware corporation ("Ergo Holdings"), and the Consultant.

     WHEREAS, pursuant to the Option Agreement and the Noncompetition Agreement between the Company and the Consultant of even date therewith the Company has granted the Consultant an option to purchase 3,000 shares of common stock, $.01 par value per share, of the Company (the "Option");

     WHEREAS, pursuant to an amendment to Article Fourth of the Company's Certificate of Incorporation effective as of July 14, 1994 each share of common stock, $.0l par value per share, of the Company thereafter represented one share of Class A Common Stock, $.01 par value per share, of the Company (the "Ergo Class A Common Stock") and thereafter the Option, pursuant to the terms thereof, represented the right to acquire the same number of shares of Ergo Class A Common Stock subject to the terms and conditions of the Option Agreement;

     WHEREAS, pursuant to the Agreement and Plan of Merger dated as of December 23, 1994 among the Company, Ergo Holdings and Ergo Transaction Company I a Delaware corporation and a wholly-owned subsidiary of Ergo Holdings ("Transco"), concurrently with the execution of this Amendment Transco is merging with and into the Company (the "Merger") and, among other things, (i) each outstanding share of Ergo Class A Common Stock is being converted into one share of Class A Common Stock, par value $.01 per share, of Ergo Holdings ("Ergo Holdings Class A Common Stock") and (ii) each outstanding option to purchase Ergo Class A Common Stock shall be assumed by Ergo Holdings and shall represent the right to acquire the same number of shares of Ergo Holdings Class A Common Stock on the same terms and conditions as in effect prior to the Merger;

     WHEREAS, as a result of the Merger, the Company will become a wholly-owned subsidiary of Ergo Holdings;

     WHEREAS, the Company, Ergo Holdings and the Consultant wish to acknowledge that from and after the effective time of the Merger the Option shall represent the right to acquire the same number of shares of Ergo Holdings Class A Common Stock, subject to the terms and conditions thereof, and further wish to amend the Option Agreement to reflect the Merger and to evidence the assumption by Ergo Holdings of the obligations of the Company thereunder;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. All references to "the Company" in the Option Agreement shall be deemed to refer to Ergo Holdings. Ergo Holdings is executing this Amendment for purposes of acknowledging its assumption of the obligations of the Company under the Option Agreement.

     2. All references to "Common Stock" in the Option Agreement shall be deemed to refer to the Ergo Holdings Class A Common Stock.

     3. Except as herein specifically amended, the Option Agreement shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of April 27, 1995.


                                   ERGO SCIENCE INCORPORATED



                                   By: /S/ J. WARREN HUFF
                                      -----------------------------------------
                                      Name:  J. Warren Huff
                                      Title: President


                                   ERGO SCIENCE HOLDINGS, INCORPORATED



                                   By: /S/ J. WARREN HUFF
                                      -----------------------------------------
                                      Name:  J. Warren Huff
                                      Title: President


                                   CONSULTANT



                                         ALBERT H. MEIER
                                   --------------------------------------------
                                   Albert H. Meier; Ph.D.

                                SECOND AMENDMENT
                                       TO
                      AMENDED AND RESTATED OPTION AGREEMENT

     THIS SECOND AMENDMENT (this "Amendment") to the Amended and Restated Option Agreement dated as of October 12, 1993, as amended (the "Option Agreement"), by and between E. Science Incorporated, a Delaware corporation formerly known as Ergo Science Incorporated ("Ergo Science"), and Albert H. Meier (the "Executive") is entered into as of November 6, 1995, by and among Ergo Science Corporation, a Delaware corporation and parent of Ergo Science (the "Company"), and the Executive.

                                    RECITALS

     1. Section 8(a) of the Option Agreement provides certain registration rights (the "Registration Rights") to the Executive with respect to shares of stock that may be purchased by the Executive under the option Agreement.

     2. The Executive and the Company desire to amend the Option Agreement to delete the Registration Rights.

                                    AGREEMENT

     1. Section 8(a) of the Option Agreement is hereby deleted in its entirety.

     2. Except as herein specifically amended, the Option Agreement shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of November 6, 1995.

                                       ERGO SCIENCE CORPORATION



                                       By: /S/ J. WARREN HUFF
                                          -------------------------------------
                                          J. Warren Huff
                                          President


                                       EXECUTIVE


                                              /S/ ALBERT H. MEIER
                                       ----------------------------------------
                                       Albert H. Meier